Exhibit 10.2

REVOLVING NOTE

$9,000,000.00	April 3, 2009

FOR VALUE RECEIVED, the undersigned, PINNACLE DATA SYSTEMS, INC., an Ohio corporation (the “Company”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), acting through its WELLS FARGO BUSINESS CREDIT operating division, on the Termination Date described in the Credit and Security Agreement dated of even date herewith (as amended from time to time, the “Agreement”) and entered into between Wells Fargo and Company, at Wells Fargo’s office at 119 West 40th Street, New York NY 10018, or at any other place designated at any time by the holder, in lawful money of the United States of America and in immediately available funds, the principal sum of Nine Million Dollars ($9,000,000.00) or the aggregate unpaid principal amount of all Advances under the Line of Credit made by Wells Fargo to Company under the terms of the Agreement, together with interest on the principal amount computed on the basis of actual days elapsed in a 360-day year, from the date of this Revolving Note until this Revolving Note is fully paid at the rate from time to time in effect under the terms of the Agreement. Principal and interest accruing on the unpaid principal balance amount of this Revolving Note shall be due and payable as provided in the Agreement. This Revolving Note may be prepaid only in accordance with the Agreement.

This Revolving Note is the Revolving Note referred to in the Agreement, and is subject to the terms of the Agreement, which provides, among other things, for the acceleration of this Revolving Note. This Revolving Note is secured, among other things, by the Agreement and the Security Documents as defined in the Agreement, and by any other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements that may subsequently be given for good and valuable consideration as security for this Revolving Note.

Company shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Revolving Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

PINNACLE DATA SYSTEMS, INC.

By:	/s/ Nicholas J. Tomashot
Print Name:	NICHOLAS J. TOMASHOT
Its:	Chief Financial Officer